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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-60540 and 333-05501) and on Form S-8 (Nos. 333-116277, 333-86966, 333-63293, 333-35073, and 33-49747)of The TJX Companies,
Inc. of our report dated March 27, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Boston, Massachusetts
March 28, 2006